Filed pursuant to Rule 424(b)(3)
Registration No. 333-151585

VANITY EVENTS HOLDING, INC.
2,747,777 Shares of
Common Stock

This prospectus relates to an aggregate of up to 2,747,777 shares of common stock. The selling shareholders will offer their shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs and expenses of this offering. Selling shareholders will pay no offering expenses. As of the date of this prospectus, there is no trading market in our common stock, and we cannot assure you that a trading market will develop Our common stock is not currently listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 17. 2008.

TABLE OF CONTENTS

SUMMARY INFORMATION	3

RISK FACTORS	5

USE OF PROCEEDS	8

DETERMINATION OF OFFERING PRICE	9

DILUTION	9

SELLING SHAREHOLDERS	9

PLAN OF DISTRIBUTION	11

DESCRIPTION OF SECURITIES	12

INTEREST OF NAMED EXPERTS	12

LEGAL PROCEEDINGS	15

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	15

EXECUTIVE COMPENSATION	18

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	18

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	20

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	21

FINANCIAL STATEMENTS	22

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "Vanity", "Company", "we," "us," or "our" refer to Vanity Events Holding, Inc..

Organization

Vanity Events Holding, Inc. was incorporated on November 22, 2006 in the State of Delaware under the name Map V Acquisition, Inc.. Our principal executive offices are currently located at 43 West 33 rd Street, Suite 600, New York, New York 10001. Our telephone number is (212) 695-7850. We are qualified to do business in the State of New York. Our fiscal year-end is December 31. As described below, Vanity was incorporated with the objective to acquire, or merge with an operating business. On April 7, 2008, the Company entered into a Share Exchange Agreement with Vanity Holding Group, Inc., a private company formed under the laws of the State of Delaware, and the shareholders of Vanity Holding Group, Inc. pursuant to which the Company acquired all of the outstanding shares of common stock of Vanity Holding Group, Inc. Thereafter, the Company changed its name to Vanity Events Holding, Inc.

We are a development stage business and have had limited revenues since our formation. There is currently no public market for our common stock.

As with any investment, there are certain risks involved in this offering.  All potential investors should consult their own tax, legal and investment advisors prior to making any decision regarding this offering.  The purchase of the Shares is highly speculative and involves a high degree of risk, including, but not necessarily limited to, the “Risk Factors” described herein on page 7.  Any person who cannot afford the loss of their entire investment should not purchase the Shares.

As discussed further below, Vanity is in the business of licensing images and promoting merchandise and events, primarily though it’s group of touring swimsuit models. Vanity’s models are available to travel throughout the world and draw attention to companies, merchandise, brand names, and events, including swimsuit competitions, calendar signings, and auto shows. Initially, Vanity began operations as Circuit Girls on the swimsuit circuit in Southern Florida. After establishing a reputation for excellence in the Southeast, it has expanded its circuit to include the greater U.S. domestic market as well as international markets.

Our address is 43 West 33 rd Street, Suite 600, New York, New York 10001. Our telephone number is (212) 695-7850.

The Offering

Common stock outstanding before the offering	15,989,094

Common stock offered by selling stockholders
Up to 2,747,777 shares.

The maximum number of shares to be sold by the selling stockholders, 2,747,777 represents 17% of our current outstanding stock.

The selling stockholders will offer their shares at $.25 per share until the Company’s shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.

Common stock to be outstanding after the offering	Up to 15,989,094 shares

Use of proceeds	We will not receive any proceeds from the sale of the common stock. See "Use of Proceeds" for a complete description.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider "Risk Factors" beginning on page 7.

Forward-Looking Statements
This prospectus contains forward-looking statements that address, among other things, our strategy to develop our business, projected capital expenditures, liquidity, and our development of additional revenue sources. The forward-looking statements are based on our current expectations and are subject to risks, uncertainties and assumptions. We base these forward-looking statements on information currently available to us, and we assume no obligation to update them. Our actual results may differ materially from the results anticipated in these forward-looking statements, due to various factors.

The above information regarding common stock to be outstanding after the offering is based on 15,989,094 shares of common stock outstanding as of July 15, 2008.

RISK FACTORS

Recent Developments

On September 4, 2008, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the State of Delaware. The Certificate of Amendment increases the authorized capital stock of the Corporation to 400,000,000 shares, of which 350,000,000 shares are Common Stock, par value $.001 per share, and 50,000,000 shares are preferred stock, par value $.001 per share. Such action was taken following approval by the Company Board of Directors and approval by a majority of the Company’s shareholder voting at a special meeting of the shareholders held on September 3, 2008.

Risks Related to Our Business and Industry

We will need significant additional capital, which we may be unable to obtain .

Our capital requirements in connection with our promotional activities and transition to commercial operations have been and will continue to be significant. Currently, we use $5,000 in capital resources in our operations per month, and we estimate that $60,000 will be required to finance our planned operations for at least 12 months from the effective date of this registration statement. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to continue our operations, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

Our independent auditors have expressed doubt about our ability to continue as a going concern, and the amounts recorded in our financial statements may require adjustments if the assumption that the entity is a going concern proves untrue, which may hinder our ability to obtain future financing.

Our independent auditors stated that our financial statements were prepared assuming that we would continue as a going concern, As a result of the going concern qualification, we may find it much more difficult to obtain financing in the future, if required.  Further, any financing we do obtain may be on less favorable terms.  Moreover, if the Company should fail to continue as a going concern, there is a risk of total loss of any monies invested in the Company, and it is also possible that, in such event, our shares, including those registered hereby would be of little or no value.

Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations. Our operating results may fluctuate as a result of a number of factors, many outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Any of these events could cause our stock price to fall.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract new technology developers and to retain and motivate our existing contractors.

Government regulations could adversely affect our business, financial condition or results of operations.

Our businesses are regulated by governmental authorities in the countries in which we operate. Because of our international operations, we must comply with diverse and evolving regulations. Regulation relates to, among other things, licensing, promotions, commercial advertising, content, including standards of decency. Changes in the regulation of our operations or changes in interpretations of existing regulations by courts or regulators or our inability to comply with current or future regulations could adversely affect us by reducing our revenues, increasing our operating expenses and exposing us to significant liabilities.

We may not be able to successfully compete with direct competitors or with other forms of promotional tools.

We derive a significant portion of our revenue from our national and international promotional touring business, licensing, and advertising, for which we compete with various other promotional and media groups that provide services similar to what we provide. Competition could result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on our business, financial condition or results of operations. We face competition on both country and regional levels. We cannot assure you that we can remain competitive with companies that have greater resources or that offer alternative promotional and media options.

We may not be able to protect our intellectual property rights.

We believe that our trademarks, particularly the Vanity Events and Holly Vanity designs, and other proprietary rights are critical to our success, potential growth and competitive position. Accordingly, we devote substantial resources to the establishment and protection of our trademarks and proprietary rights. Our actions to establish and protect our trademarks and other proprietary rights, however, may not prevent imitation of our products by others or prevent others from claiming violations of their trademarks and proprietary rights by us. Any infringement or related claims, even if not meritorious, may be costly and time consuming to litigate, may distract management from other tasks of operating the business and may result in the loss of significant financial and managerial resources, which could harm our business, financial condition or operating results.

If we engage in future acquisitions, we will incur a variety of costs and may never realize the anticipated benefits of the acquisition.

If appropriate opportunities become available, we may attempt to acquire businesses, products or technologies that we believe are a strategic fit with our business. If we do undertake any transaction of this sort, the process of integrating an acquired business, product or technology may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. Moreover, we may fail to realize the anticipated benefits of any acquisition. Future acquisitions could dilute existing stockholders' ownership interest in us and could cause us to incur debt, exposing us to future liabilities.

Risks Relating to Our Common Stock

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and the Company thereafter files a registration statement under the Securities Act. Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of our common stock cannot be sold under the exemptions from registration provided by Rule 144 under or Section 4(1) of the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporation Finance, to Ken Worm of NASD Regulation, dated January 21, 2000. This letter provides that certain private transfers of the shares of common stock also may be prohibited without registration under federal securities laws. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

The Company may be subject to certain tax consequences in our business, which may increase our costs of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

There is no public market for our common stock, nor have we ever paid dividends on our common stock.

There is no public trading market for our common stock and none is expected to develop in the foreseeable future unless and until the Company completes a business combination with an operating business and such business files a registration statement under the Securities Act of 1933, as amended. Additionally, we have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

Authorization of preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future.

The Company arbitrarily determined the offering price and terms of the Shares offered through this Prospectus .

The price of the Shares has been arbitrarily determined and bears no relationship to the assets or book value of the Company, or other customary investment criteria.  No independent counsel or appraiser has been retained to value the Shares, and no assurance can be made that the offering price is in fact reflective of the underlying value of the Shares offered hereunder.  Each prospective investor is therefore urged to consult with his or her own legal counsel and tax advisors as to the offering price and terms of the Shares offered hereunder.

The Shares are an illiquid investment and transferability of the Shares is subject to significant restriction .

There are substantial restrictions on the transfer of the Shares. Therefore, the purchase of the Shares must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time.  There is not a public market for the resale of the Shares.  A prospective investor, therefore, may not be able to liquidate its investment, even in the event of an emergency, and Shares may not be acceptable as collateral for a loan.

Our shares are subject to the U.S. “Penny Stock” Rules and investors who purchase our shares may have difficulty re-selling their shares as the liquidity of the market for our shares may be adversely affected by the impact of the “Penny Stock” Rules.

Our stock is subject to U.S. “Penny Stock” rules, which may make the stock more difficult to trade on the open market. Our common shares are not currently traded on the OTCBB, but it is the Company’s plan that the common shares be quoted on the OTCBB. A “penny stock” is generally defined by regulations of the U.S. Securities and Exchange Commission (“SEC”) as an equity security with a market price of less than US$5.00 per share. However, an equity security with a market price under US$5.00 will not be considered a penny stock if it fits within any of the following exceptions:

(i) the equity security is listed on NASDAQ or a national securities exchange;
(ii) the issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least US$5,000,000, or (b) average annual revenue of at least US$6,000,000; or
(iii) the issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least US$2,000,000.

Our common stock does not currently fit into any of the above exceptions.

If an investor buys or sells a penny stock, SEC regulations require that the investor receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock will be subject to Rule 15g-9 of the Exchange Act, which relates to non-NASDAQ and non-exchange listed securities. Under this rule, broker/dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale. Securities are exempt from this rule if their market price is at least $5.00 per share.
Since our common stock is currently deemed penny stock regulations, it may tend to reduce market liquidity of our common stock, because they limit the broker/dealers’ ability to trade, and a purchaser’s ability to sell, the stock in the secondary market.

The low price of our common stock has a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock also limits our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of certain institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker’s commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, the Company’s shareholders may pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.

For more information about penny stocks, contact the U.S. Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, or by telephone at (202)  551-6551 .

  FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Registration Statement that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	our ability to attract and retain management;

•	our growth strategies;

•	anticipated trends in our business;

•	our future results of operations;

•	our ability to make or integrate acquisitions;

•	our liquidity and ability to finance our acquisition and development activities;

•	the timing, cost and procedure for proposed acquisitions;

•	the impact of government regulation;

•	estimates regarding future net revenues;

•	planned capital expenditures (including the amount and nature thereof);

•	estimates, plans and projections relating to acquired properties;

•	our financial position, business strategy and other plans and objectives for future operations;

•	the possibility that our acquisitions may involve unexpected costs;

•	competition;

•	the ability of our management team to execute its plans to meet its goals;

•	general economic conditions, whether internationally, nationally or in the regional and local market areas in which we are doing business, that may be less favorable than expected; and

•	other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

All written and oral forward-looking statements made in connection with this Form S-1 that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

The pricing of the Shares has been arbitrarily determined and established by the Company.  No independent accountant or appraiser has been retained to protect the interest of the investors.  No assurance can be made that the offering price is in fact reflective of the underlying value of the Shares.  Each prospective investor is urged to consult with his or her counsel and/or accountant as to offering price and the terms and conditions of the Shares. Factors to be considered in determining the price include the amount of capital expected to be required, the market for securities of entities in a new business venture, projected rates of return expected by prospective investors of speculative investments, the Company’s prospects for success and prices of similar entities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering. The selling shareholders will offer their shares at $.25 per share until the Company’s shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders. Except as may be otherwise noted in the footnotes below, these selling shareholders acquired their shares in connection with a transaction entered into between the Company and vanity Holding Group, Inc., a private company formed under the laws of Delaware.  . Specifically, on April 7, 2008, the Company entered into a Share Exchange Agreement with Vanity Holding Group, Inc., and the shareholders of Vanity Holding Group, Inc. pursuant to which the Company acquired all of the outstanding shares of common stock of Vanity Holding Group, Inc. from the shareholders of Vanity Holding Group, Inc.. As consideration for the acquisition of the shares of Vanity Holding Group, Inc., the Company issued an aggregate of 12,997,000 shares of Common stock, $0.001 par value to the shareholders of Vanity Holding Group, Inc.. Such shares comprise substantially all of the shares that are being offered for sale by the selling shareholders named below. The Company is under no obligation to register such shares. We will not receive any proceeds from the sale of the securities by the selling shareholders. No selling shareholders are broker-dealers or affiliates of broker-dealers.

Stockholder	Beneficial Ownership Before Offering (i) (ii)	Percentage of Common Stock Before Offering (i) (ii)	Shares of Common Stock Included in Prospectus (iv)	Beneficial Ownership After the Offering (iii)	Percentage of Common Stock Owned After the Offering (iii)
Ahava Investments (v)	736,076	4.6	184,019	552,057	3.46
Golino Stiftung	671,816	4.20	167,954	503,861	3.15
Bagtown Portfolio Inc. (vi)	677,657	4.24	169,414	508,243	3.18
Friedrich Active Asset Management (vii)	724,392	4.52	181,098	543,294	3.40
Damon Testaverde	292,094	1.82	73,023	219,070	1.37
A&N Enterprises LLC (viii)	292,094	1.82	73,023	219,070	1.37
Tiburon Capital Group (ix)	438,141	2.74	109,535	328,605	2.06
Touchdown Capital (x)	146,047	*	36,512	109,535	*
Rubin Family Irrevocable Stock Trust (xi)	701,025	4.38	175,256	525,769	3.29
Paul Schwartzenbach	23,367	*	5,842	17,526	*
Marco Blaser	14,020	*	3,505	10,515	*
Christine Zimmermann	23,367	*	5,842	17,526	*
David Garcia	186,940	1.16	46,735	140,205	*
Caroline Friedrich	52,577	*	13,144	39,433	*
Michael Friedrich	338,829	2.11	84,707	254,122	1.59
Sichenzia Ross et al. (xii)	350,512	2.19	87,628	262,884	1.64
Sasha Badiali	495,074	3.09	123,769	371,306	2.32
Cyranno Devanthey	141,450	*	35,362	106,087	*
Daniel Gasser	297,045	1.85	74,261	222,784	1.39
Selcuk Oezyurt	141,450	*	35,362	106,087	*
Robert Nagy	141,450	*	35,362	106,087	*
Gregor Klomp	565,799	3.53	141,450	424,349	2.65
Fabian Gruber	297,045	1.85	74,261	222,784	1.39
Nomasis AG (xiii)	141,450	*	35,362	106,087	*
Valbewo Portfolio Ltd. (xiv)	707,249	4.42	176,812	530,437	3.32
Caroline Friedrich	116,837	*	29,209	87,628	*
Javier Garcia	408,931	2.55	102,233	306,698	1.92
Affairs Financieres S.A. (xv)	1,168,375	7.30	292,094	876,281	5.48
Biloxi Associates Ltd. (xvi)	300,000	1.87	75,000	225,000	1.41
Alfred John Clarks	300,000	1.87	75,000	225,000	1.41
Barry Kolevzon (xvii)	100,000	*	25,000	75,000	*
Total	12,042,646		2,747,777	9,031,985

*Represents less than 1%.

(i) These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time); none of the selling stockholders are broker-dealers.

(ii) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on 15,989,094 shares issued and outstanding as of June 1, 2008.

(iii) Assumes that all securities registered will be sold.

(iv) Number of shares includes shares issued to the selling stockholders in connection with the private offering of securities by the Company. There were a total of 10,540,597 shares of the Company’s common stock issued to purchasers in the private offering, of which 2,747,777 are being registered pursuant to this registration statement. In addition, there were a total of 350,512 shares issued to the law firm of Sichenzia Ross Friedman Ference LLP which received such shares for legal services provided to the Company, of which 87,628 are being registered pursuant to this registration statement.

(v) Beat Krantz is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by Ahava Investments.

(vi) Beat Krantz is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by Bagtown Portfolio Inc.

(vii) Michael Friedrich is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by Friedrich Active Asset Management.

(viii) Norman Moskowitz is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by A&N Enterprises LLC. Norman Moskowitz is the father of Steven Y. Moskowitz, the Company’s sole officer and a member of the board of directors.

  (ix) Michael Metter is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by Tiburon Capital Group.

(x) Steven Klein is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by Touchdown Capital.

(xi) Marjory Rubin is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by Rubin Family Irrevocable Stock Trust.

(xii) Gregory Sichenzia, Marc Ross, Richard A. Friedman, Michael Ference, Thomas Rose, Darrin M. Ocasio, and Jeffrey Fessler are the natural persons who exercise shared voting and/or dispositive powers over the securities offered for resale by Sichenzia Ross et al. (“SRFF”). SRFF was issued 350,512 shares of common stock in consideration of legal services rendered to the Company, of which 58,418 shares were issued on June 28, 2006 and 292,094 shares were issued on May 30, 2008.

(xiii) Beat Kranz is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by Nomasis AG.

(xiv) Beat Kranz is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by Valbewo Portfolio Ltd.

(xv) Werner Wagermane is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by Affairs Financieres S.A.

(xvi) Beat Kranz is the natural person who exercises sole voting and/or dispositive powers over the securities offered for resale by Biloxi Associates Ltd.

(xvii) Mr. Kolevzon was issued 100,000 shares in consideration of services rendered to the Company.

PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
• block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal
• facilitate the transaction;
• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
• an exchange distribution in accordance with the rules of the applicable exchange;
• privately-negotiated transactions;
• broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
• through the writing of options on the shares;
• a combination of any such methods of sale; and
• any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such Act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

DESCRIPTION OF SECURITIES

Our authorized capital consists of 350,000,000 shares of common stock, par value $.0001 per share (the “Common Stock”) and 50,000,000 are shares of preferred stock, par value $.0001 per share (the “Preferred Stock”). At the close of business on June 1, 2008, the Company had 15,989,094 shares of Common Stock issued and outstanding.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Preferred Stock

Our Certificate of Incorporation, as amended , authorizes the issuance of up to 50,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Olde Monmouth Stock Transfer.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP (“SRFF”), 61 Broadway, 32 nd Fl., New York, NY 10006. A total of 350,512 shares issued to SRFF in consideration for legal services provided to the Company, of which 87,628 are being registered pursuant to this registration statement.

BUSINESS

Vanity was organized as a Delaware Corporation on August 25, 2004. As discussed further below, Vanity is in the business of licensing images and promoting merchandise and events, primarily though it’s group of touring swimsuit models. Vanity’s models are available to travel throughout the world and draw attention to companies, merchandise, brand names, and events, including swimsuit competitions, calendar signings, and auto shows. Initially, Vanity began operations as Circuit Girls on the swimsuit circuit in Southern Florida. After establishing a reputation for excellence in the Southeast, it has expanded its circuit to include the greater U.S. domestic market as well as internationally.

On April 7, 2008, the Company entered into a Share Exchange Agreement (the “Agreement”) with Vanity Holding Group, Inc., a private company formed under the laws of Delaware, and the shareholders of Vanity Holding Group, Inc. (the “Vanity Shareholders”) pursuant to which the Company acquired (the “Acquisition”) all of the outstanding shares of common stock of Vanity Holding Group, Inc. from the Vanity Shareholders. As consideration for the acquisition of the shares of Vanity Holding Group, Inc., the Company issued an aggregate of 12,997,000 shares of Common stock, $0.001 par value to the Vanity Shareholders. In connection with the Agreement, the Company changed its name from Map V Acquisition, Inc. to Vanity Events Holding, Inc.

Services

Vanity is in the business of licensing images and promoting events, primarily though it’s group of touring swimsuit models.

Licensing

Vanity intends to develop its business primarily through the expansion of its licensing operations. Currently, Vanity maintains existing trademarks and copyrights on numerous pictures and logos of its swimsuit models.  These images are licensed to Vanity’s customers, which may be:

•	downloaded on mobile phones;
•	downloaded on computers;
•	used as images for calendars, posters, and promotion ads;
•	used as images for the apparel industry; and
•	used as images for website promotions;

With respect to the images of its swimsuit models, Vanity enters into a Model Release Agreement with each swimsuit model, whereby the model permits the use of any images taken by the Company.

As of the date of the filing of this registration statement, Vanity has entered into licensing agreements for the licensing of its swimsuit model images with companies in Argentina, Chile, China, Colombia, Dominican Republic, Ecuador, Germany, Korea, Mexico, Panama, Puerto Rico, Taiwan, Tokyo, United Kingdom, United States and Venezuela. Specifically, Vanity currently has in place the following licensing agreements:

Licensee Name	Territories Covered
Stiletto Ties, Inc.	United States; Worldwide
Hearmuff, Inc.	United States
LoeyeNYC	United States
Navita, Inc.	United States; Worldwide
FunMail, Inc.	North and South America; Worldwide
Bravado International Group Ltd.	Worldwide
Plan_B Media	Germany; United States; Worldwide
E-Picturez Co., Ltd.	Japan; Worldwide
Conectium USA, Inc.	Venezuela; Mexico; Colombia; Ecuador; Chile; Argentina; Puerto Rico; Dominican Republic;
Characterline, Inc.	Korea, Taiwan, China

Promotions

On an “as needed” basis, Vanity retains swimsuit models to participate in promotional events. Vanity’s models are available to travel throughout the world and draw attention to companies, merchandise, brand names, and events, including swimsuit competitions, calendar signings, and auto shows.

Some past events include in which our models participated include:

•	Ricky Williams Celebrity Weekend-Golf Tournament;
•	United States Auto Sound Competition World Finals Auto Show;
•	MGM Grand Las Vegas Swimsuit Pageant;
•	Daytona Bike Week;
•	TNT Auto Show (Trinidad);
•	2 Fast 2 Loud Auto Show (Curacao);
•	Milwaukee Motorcycle Clothing Company Fashion Show;
•	The Florida Power Boat Club Poker Run;
•	The Home Town Wheels Auto Show;
•	The Forge Fashion Show; and
•	The Tuner Bash Auto Show.

Pageants

Vanity holds an International Model Search competition on an annual basis, in which the Company permits individuals to participate as VIP judges, for a fee, who will select the cover model for that year. The Company intends to further generate revenues during these events through (i) charging advertising fees to be paid by companies seeking to promote their products or services during the pageant, (ii), marketing its products and services, and (iii) promoting and selling products which include its licensed content.

Market

Vanity’s products touch most markets as a result of the Company’s ability to contract with mobile phone companies, poster and calendar producers, pay-per-view channels, as well as the apparel, sports and cosmetics industry. Management intends to establish sufficient contracts within these industries, and other potential markets, to give Vanity a high level of recognition.

Vanity’s target markets are woman between the ages of 20 to 45, and men ages 15-55. It is management’s intent that Vanity’s target markets will use Vanity’s images, logos, prints and electronic content and labels in order to promote their business. Currently, Vanity’s target markets are:

•	the apparel and apparel accessories industries, which are to include logos and images for the teen market, sports market, and women/men’s market;
•	the cosmetics industry and the creation of products branding the Vanity name;
•	mobile phones;
•	personal and notebook computers (i.e. screen savers), videos for computers, wallpaper, etc.;
•	company and web site promotions for Vanity Events and/or other related products and businesses;
•	private Labels created for existing products to expand their sales; and
•	attractive media options, such as Pay-Per-View shows and distributed DVD’s.

Strategy

Vanity intends to develop its business through advertising in order to reach its target markets. Vanity’s strategy is to advertise through various mediums such as infomercials, pay-per-view, web site promotions, QVC, and HSN. The Company will also issue press releases and advertisements that will appear in trade magazines, newspapers, national press, trade shows and e-mail broadcasting.

Competition

We compete with various other productions, promotions, and media groups, including magazines, newspapers, television, radio and Internet web sites that offer customers information and services similar to what we provide. To date, our known competition in the field of swimsuit model promotions in the domestic arena include Hawaiian Tropics, Maxim and Texas Bikini. Competition could result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on our business, financial condition or results of operations.

We also face competition on an international level. In addition, each of our businesses competes with companies that deliver media content through the same platforms and with companies that operate in different media businesses. We cannot assure you that we can remain competitive with companies that have greater resources.

Government Regulation

Our businesses are regulated by governmental authorities in the countries in which we operate. Because of our local and international operations, we must comply with diverse and evolving regulations. Regulation relates to, among other things, licensing, commercial advertising, and content, including standards of decency for each participating country. Changes in the regulation of our operations or changes in interpretations of existing regulations by courts or regulators or our inability to comply with current or future regulations could adversely affect us by reducing our revenues, increasing our operating expenses and exposing us to liabilities.

Employees

As of February 29, 2008, Vanity had 5 employees. The Company has 3 independent contractors who provide sales and shipping services, support, and public relations.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Report to Shareholders

As a result of this offering, and the effectiveness of this registration statement, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file current reports, periodic reports, annual reports, proxy statements, and other information with the Securities and Exchange Commission, as required.

Property

Vanity currently operates out of leased property located at 43 West 33 rd Street, Suite 600, New York, New York 10001. The Vanity offices are 300 square feet and are leased for a 3 year term with rental payments of $1,000 per month.

LEGAL PROCEEDINGS

From time to time we may be a defendant and plaintiff in various legal proceedings arising in the normal course of our business. We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities incurred in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our consolidated financial position, results of operations or cash flow at this time. Furthermore, Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATIONS

Vanity, Inc. (“Vanity”) began operations on August 25, 2004 and is engaged in the business of licensing and promotions though our group of touring swimsuit models. We plan to focus our efforts on licensing and branding our trademarks. Vanity currently has 7 master licensing contracts. We have not generated any income since inception, and as of the fiscal year ended December 31, 2007 have incurred a net loss of $747,881.

RESULTS OF OPERATIONS

This discussion should be read in conjunction with our financial statements included elsewhere in this report.

FOR THE SIX MONTHS ENDED JUNE 30, 2008 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2007

This discussion should be read in conjunction with our financial statements included elsewhere in this report. Vanity began active operation on August 25, 2004, and has a fiscal operating year of January 1 to December 31.

Revenues for the six months ended June 30, 2008 were $ 29,376, compared to $ 9,833 for the six months ended June 30, 2007. The increase in revenues was primarily a result of additional trade shows.  Vanity had $95,081 in operating expenses for the six months ended June 30, 2008 as compared to $33,804 in operating expenses for the six months ended June 30, 2007. The increase in operating expenses was primarily a result of professional fees.

Selling, General and Administrative ("SG&A") expenses consisted primarily of expenses for professional fees and trade show expenses, accounting for a difference of $ 93,674, compared to $13,489 for the six months ended June 30, 2007.

Cost of Sales   were $390 for the six months ended June 30, 2008 as compared to $0 for the six months ended June 30, 2007.

Net Loss   was $66,095 for the period ended June 30, 2008, as compared to $23,971  for the period ended June 30, 2007.  The increase in net loss is principally attributable to professional fees and trade show expenses.

Liquidity and Capital Resources :

Cash Flows from Operating Activities.   For purposes of reporting cash flows, cash includes demand deposits, time deposits, and short-term cash equivalents with original maturities of three months or less. At June 30, 2008, Vanity had cash and cash equivalents of $4,355, as compared to cash and cash equivalents of $4,825 as of June 30, 2007.

Our auditors, in their report dated February 28, 2008, have expressed substantial doubt about our ability to continue as going concern. The Company has incurred losses since inception and expect to incur losses for the foreseeable future. For the fiscal year ended December 31, 2007 the Company incurred net losses of $57,487, and as of March 31, 2008, the Company had an accumulated deficit of 749,361. These factors raise substantial doubt about the Company's ability to continue as a going concern. The recovery of assets and continuation of future operations are dependent upon the Company's ability to obtain additional debt or equity financing and its ability to generate revenues sufficient to continue pursuing its business purposes.

The Company’s current expenditures consist of approximately $5,000 per month, which are used for the rent of office space, and payment of salaries to the Company’s non-executive employees; the Company’s executive officers and directors have not and currently do not take salary. Management does not expect any variance in these required monthly expenses over the next 12 months. The Company currently has cash on hand of approximately $48,000, and generates revenues of approximately $7,000 per month from its licensing and merchandising operations. With exception to its required monthly expenditures noted above, the Company otherwise adjusts its business based on the revenue it generates. Over the next 12 months the Company anticipates that it will still require additional funds to continue to pursue its business model of licensing and merchandising the Company’s products and content.  The Company  does not currently have commitments for these funds and no assurance can be given that additional financing will be available, or if available, will be on acceptable terms. If we are unable to obtain sufficient funds during the next twelve months we will further reduce the size of our organization and may be forced to reduce and/or curtail our production and operations, all of which could have a material adverse impact on our business prospects.

The Company currently anticipates experiencing seasonality in its operations; specifically, The Company expects to primarily operate from March through December of each year, with particular activity during the months of March and April, coinciding with the spring break of colleges and universities nationwide. The Company plans to hold an array of pageants and contests during this period, which it believes will result in a material increase of liquidity. Likewise, as a result of colder weather and decline in outdoor activities during the months of January and February, the Company expects to experience decreased liquidity, and accordingly to cease operations during these months. Currently, the Company uses $5,000 in capital resources in its operations per month, and it estimates that $60,000 will be required to finance its planned operations for at least 12 months from the effective date of this registration statement

The Company currently does not experience any additional internal or external sources of liquidity, and does not retain any material, unused sourced of liquid assets. Moreover, the Company does not have any material commitments for capital expenditures or any known material trends in its capital resources ..

Liabilities .. As of June 30, 2008, Vanity had total current liabilities of $485, as compared to $0 for the period ended June 30, 2007.  The difference in total current liability is primarily attributed to accounts payable and accrued expenses.

Off Balance Sheet Arrangements :

None.

FOR THE YEAR ENDED DECEMBER 31, 2007 COMPARED TO YEAR ENDED DECEMBER 31, 2006

Revenues for the year ended December 31, 2007 were $11,259, compares to $45,931 for the year ended December 31 2006. The decrease in revenues was primarily a result of less activity of the Company.

Operating expenses for the year ended December 31, 2007 were $68,746 as compared to $613,553 in operating expenses for the year ended December 31, 2006. The decrease in operating expenses was primarily a result of less activity of the Company.

Liquidity and Capital Resources

Cash Flows from Operating Activities.   For purposes of reporting cash flows, cash includes demand deposits, time deposits, and short-term cash equivalents with original maturities of three months or less. At December 31, 2007, Vanity had cash and cash equivalents of $4,825. As of December 31, 2007, Vanity had no short term liabilities, and maintained $53,428 in long term liabilities, which were primarily the result of loans from shareholders.

Off Balance Sheet Arrangements :

None.

CRITICAL ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Effect of Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material affect on the accompanying financial statements.

Income Taxes

None.

Recent Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments - An Amendment of FASB Statements No. 133 and 140,” (“SFAS 155”). SFAS 155 provides entities with relief from having to separately determine the fair value of an embedded derivative that would otherwise be required to be bifurcated from its host contract in accordance with SFAS 133. It also allows an entity to make an irrevocable election to measure such a hybrid financial instrument at fair value in its entirety, with changes in fair value recognized in earnings. SFAS 155 is effective for all financial instruments acquired, issued, or subject to a re-measurement (new basis) event occurring for fiscal years beginning after September 15, 2006.  The adoption of SFAS 155 did not have a significant impact on the Company’s financial statements, results of operations and cash flows.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109,” (“FIN 48”). FIN 48 provides guidance on the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this standard did not have a significant impact on the Company’s financial statements results of operations and cash flows.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement,” (“SFAS 157”). SFAS 157 simplifies and codifies guidance on fair value measurements under generally accepted accounting principles. This standard defines fair value, establishes a framework for measuring fair value and prescribes expanded disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 157 will have on its financial statements, results of operations and cash flows.

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements,” (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statements whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immediate errors would not require previously filed reports to be amended. SAB 108 is effective for the first fiscal year ending after November 15, 2006. The adoption of SAB 108 did not have a significant impact on the Company’s financial statements, results of operations and cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. The Company is currently evaluating the effect, if any, the adoption of SFAS 159 will have on its financial statements, results of operations and cash flows

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the members of our Board of Directors and our executive officers and the positions held by each, as of May __, 2008. The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director is elected for the term of one year, and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Name	Age	Position
Steven Moskowitz	44	President, Chief Executive Officer, Principal Executive Officer and Director
Michael Cohn	41	Director
Frank Lazauskas	41	Director
Ronald Cosman	58	Director

Executive Officers and Directors

Steven Moskowitz	President, Chief Executive Officer, Principal Executive Officer and Director

Steven Moskowitz has been working for Vanity Holding Group, Inc. as President, CEO, and Director since May 2007. Mr. Moskowitz has served as a director of RM Enterprises International, Inc. since April 2001, and as its Secretary since March 2, 2004. He has been a director of Western Power and Equipment Corp. (OTCBB) since February 11, 2003. Since June 2003, he has been director of Tiburon Capital Group, a privately held holding corporation, and since May 2000, he has served as Vice President of ERC Corp., a privately-held marketing consultant. He serves as President, Chief Executive Officer, and as a Director of International Brand Group Management, Inc., a publicly traded company. He has served as President, Chief Executive Officer, and as a Director since December 2007 for and MAP VI Acquisition, Inc., a public reporting company Mr. Moskowitz also serves as Chief Executive Officer, President and as Director of Vanity Events Holdings, Inc., a publicly traded entity. He served as Vice President, Marketing and Business Development for H. W. Carter & Sons, a distributor of children's clothing, from 1987 to 2002. He was President of the H. W. Carter & Sons division of Evolutions, Inc. from 1996 to 1997. Mr. Moskowitz served in various capacities at Smart Style Industries, a manufacturer and distributor of children's apparel, from 1986 to 1987 from sales assistant to Vice President Sales and Marketing. Mr. Moskowitz also serves as a Director of National Stem Cell, Inc. (NHGI.PK) since January 2007. He received his B.S. in Management from Touro College in 1986.

Michael Cohen	Director

Michael Cohen has been a director since April 2007. Michael Cohen has been involved with startup companies for the last decade; mentoring and developing these start ups from ideas to IPOs. He began his career as a NYS EMS Paramedic, later joining Americorp Securities in January of 1994 as a vice president in their mergers and acquisitions department. In January 1996, Mr. Cohen was recruited by Dafna Construction to serve as CFO and played a pivotal role in the company's national growth and subsequent purchase. From In March 1997, Mr. Cohen became a vice president of Citigroup's Corporate Finance division; he managed a department that reported directly to the Finance Desk at the trading floor of Citigroup. In September 2002, Mr. Cohen Founded National Stem Cell, Inc. (OTCPK: NHGI) and developed the company from a startup to a public company. In September 2006, Mr. Cohen assumed the position of Chairman of the Board of National Stem Cell Holding, Inc. In August 2008, Mr. Cohen became Chairman of the Board of Proteonomix, Inc and its subsidiary Proteoderm, Inc. Mr. Cohen also served on the Board of Directors for Better on Line Solutions, Inc, Newmedia1.com, as well as several real estate holding companies.

Frank Lazauskas	Director

Frank Lazauskas has been a director since May 2007. He is also on the board of Spongetech Delivery systems as a director. Mr. Lazauskas is the founder and President of FJL Enterprises, Inc. and TNJ Enterprises, Inc. formed in 1999 and 1997, respectively, which own and operate eight Dominos Pizza Stores. He was elected a director of RM Enterprises International, Inc. in March 2004. Mr. Lazauskas was a director of Azurel, Ltd. from October 2002 through September 2003.  He received his B.A. in Mathematics from Central Connecticut State University in 1983.

Ronald Cosman	Director

Ronald Cosman has been a director since May 2007. Since February 1, 2005 Mr. Cosman is the Senior VP Marketing & Sales at a major optroelectronic company in Switzerland, who are the worldwide leader of observation and location devices based on Light Intensificatioin Technology. From 2003 to 2005 he served as COO at Telebroke AG, a Fixnet Telephone Provider in Switzerland. From 2001 through 2003 served as COO of Novavox AG, an international company in the field of computer telephony. Born in Switzerland, Mr. Cosman went to the University of Zurich and has his Masters in Business Administration. He also worked with Ernst & Young as a CPA for 5 years and afterwards worked with IBM and Hewlett-Packard in senior manager positions in Marketing and Sales. After Hewlett-Packard he was CEO for Data General in Switzerland.

Employment Agreements

None.

EXECUTIVE COMPENSATION

  Executive Compensation

Our executive officers have not received any compensation since the date of our incorporation, and we did not accrue any compensation.

Equity Compensation, Pension or Retirement Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Audit Committee

Presently, our Board of Directors is performing the duties that would normally be performed by an audit committee. We intend to form a separate audit committee, and plan to seek potential independent directors. In connection with our search, we plan to appoint an individual qualified as an audit committee financial expert.

OPTIONS/SARS GRANTS DURING LAST FISCAL YEAR

None.

DIRECTOR COMPENSATION

The Company’s directors currently serve without compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any transactions in which any of our directors, executive officers, or affiliates, including any member of an immediate family, had or are to have a direct or indirect material interest.

All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the e above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of June 1, 2008, with respect to any person (including any “group”, as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known to us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and executive officers and all of our directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to our directors and executive officers, is based on a review of statements filed with the Securities and Exchange commission (the “Commission”) pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to our common stock. As of June 1, 2008, there were 15,289,094 shares of our common stock outstanding.

The number of shares of common stock beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days after the date hereof, through the exercise of any stock option, warrant or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

The table also shows the number of shares beneficially owned as of June 1, 2008 by each of our individual directors and executive officers, by our nominee directors and executive officers and by all our current directors and executive officers as a group.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock
Michael Cohen	146,047	*
Ronald Cosman	146,047	*
Frank Lauzaskas	847,072	5.3%
Steven Moskowitz (2)	1,212,773	7.5%
Highland Global Partners, Inc.	2,500,000	15.6%

All executive officers and directors as a group (consisting of 4 individuals)	2,351,939	31.62%
* Represents less than 1%.
(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of June 1, 2008 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of 15,989,094 shares of common stock outstanding on June 1, 2008, and the shares issuable upon the exercise of options, warrants exercisable, and debt convertible on or within 60 days of June 1, 2008.

(2) Includes 1,051,537 shares beneficially owned by Mr. Moskowitz through the Mindy & Steven Moskowitz Trust.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

OTC Bulletin Board Considerations

As discussed elsewhere in this registration statement, the Company’s common stock is not currently traded on the Over the Counter Bulletin Board (“OTCBB”). To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this prospectus, no filing has been made.

Holders

As of June 1, 2008, the approximate number of stockholders of record of the Common Stock of the Company was 44.

Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon by Sichenzia Ross Friedman Ference LLP (“SRFF”), New York, New York. SRFF was issued an aggregate of 350,512 shares of the Company’ common stock in consideration for legal services provided to the Company, of which 87,628 are being registered pursuant to this registration statement.

EXPERTS

The consolidated balance sheet of Vanity Event Holding, Inc. the fiscal years ended December 31, 2006 and December 31, 2007, and the related consolidated statements of operations, changes in stockholders' equity and cash flows  appearing in this prospectus and registration statement have been so included in reliance on the Report of Drakeford & Drakeford, LLC an independent registered public accounting firm, appearing elsewhere in this prospectus, given on the authority of such firm as experts in accounting and auditing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and at the SEC's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, Woolworth Building and 233 Broadway New York, New York.

INDEX TO FINANCIAL STATEMENTS

Page

Financial Statements

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets as of December 31, 2007 and 2006	F-3

Statements of Operations for the years ended December 31, 2007
and 2006 and August 25, 2004 (inception) to December 31, 2007	F-4

Statements of Stockholders’ Equity for the years ended December 31, 2007
and 2006 and August 25, 2004 (inception) to December 31, 2007	F-5

Statements of Cash Flows for the years ended December 31, 2007
and 2006 and August 25, 2004 (inception) to December 31, 2007	F-6

Notes to Financial Statements	F-7 - F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
VANITY EVENTS HOLDING, INC.

We have audited the balance sheets of VANITY EVENTS HOLDING, INC. (a development stage company) as of December 31, 2007 and 2006, and the related statements of operations, changes in stockholders’ equity, and  cash flows for the years ended December 31, 2007 and 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Also, an audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the  financial statements referred to above present fairly, in all material respects, the financial position of VANITY EVENTS HOLDING, INC., as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company has incurred operating losses for the period August 25, 2004 (inception) to December 31, 2007, has no significant revenues and has not commenced planned principal operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Drakeford & Drakeford, LLC

Drakeford & Drakeford, LLC
New York, New York

February 28, 2008

VANITY EVENTS HOLDING, INC.
(A Development Stage Company)

BALANCE SHEETS

	December 31,	December 31,
ASSETS	2007	2006
CURRENT ASSETS
Cash and cash equivalents	$4,825	$4,503

Total current assets	4,825	4,503

OTHER ASSETS
Trade mark	4,800	4,800
Photographs	44,422	40,350
Security deposit	0	4,950

Total other assets	49,222	50,100

TOTAL ASSETS	$54,047	$54,603

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES	$0	$0

Total current liabilities	0	0

LONG-TERM LIABILITIES
Loans payable-shareholders	53,428	36,497

Total long-term liabilities	53,428	36,497

STOCKHOLDERS’ EQUITY
Preferred stock authorized 5,000,000 shares, $.0001 par value each. At December 31, 2007and 2006 there are no
shares outstanding	0	0
Common stock authorized 100,000,000 shares, $.0001 par value each. At December 31, 2007 and 2006 there are 21,392,103 shares
and 21,192,103 shares outstanding, respectively	2,139	2,119
Additional paid in capital	746,361	706,381
Deficit accumulated during the development stage	(747,881)	(690,394)

Total stockholders’ equity	619	18,106

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$54,047	$54,603

The accompanying notes are an integral part of these statements .

   VANITY EVENTS HOLDING, INC.
(A Development Stage Company)

 STATEMENTS OF OPERATIONS

	For the years ended		August 25, 2004, (inception)
	December 31, 2007	December 31, 2006	to December 31, 2007

Revenue	$11,259	$45,931	$130,756

Cost of Sales
Model and make-up cost	0	35,301	64,155

Total cost of sales	0	35,301	64,155

Gross profit	11,259	10,630	66,601

Operating Expenses
Salaries	7,786	49,575	65,461
Selling, general and administrative	60,960	563,978	750,615

Total operating expenses	68,746	613,553	816,076

Net loss from operations	(57,487)	(602,923)	(749,475)

Other income (expenses)-interest	0	1,594	1,594

Net loss	$(57,487)	$(601,329)	$(747,881)

Basic and diluted loss per common share	$(.00)	$(.03)	$(.05)

Weighted average shares outstanding	21,292,103	19,445,103	14,121,877

The accompanying notes are an integral part of these statements

VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

				Deficit Accumulated
	Common stock		Additional	During Development
	Shares	Amount	Paid in Capital	Stage	Total

Issuance of common stock for cash	1,000,000	$100	$0	$0	100

Net income- inception to December 31, 2004				6,803	6,803

Balance at December 31, 2004	1,000,000	100	0	6,803	6,903

Issuance of common stock for cash	16,698,103	1,670	229,730		231,400

Net loss for the year ended December 31, 2005				(95,868)	(95,868)

Balance at December 31, 2005	17,698,103	1,770	229,730	(89,065)	142,435

Issuance of common stock for cash	3,494,000	349	476,651		477,000

Net loss for the year ended December 31, 2006				(601,329)	(601,329)

Balance at December 31,2006	21,192,103	2,119	706,381	(690,394)	18,106

Issuance of common stock for cash	200,000	20	39,980		40,000

Net loss for the year ended
December 31, 2007				(57,487)	(57,487)

Balance at December 31, 2007	21,392,103	$2,139	$746,361	$(747,881)	$619

The accompanying notes are an integral part of this statement.

VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

 STATEMENTS OF CASH FLOWS

			August 25,
			2004,
			(inception) to
	For the year ended December 31, 2007	For the year ended December 31, 2006	December 31, 2007

OPERATING ACTIVITIES
Net loss	$(57,487)	$(601,329)	$(747,881)

Changes in operating assets and liabilities:
Prepaid rent	0	9,900	0
Loan receivable	0	19,250	0
Security deposit	4,950	0	0

Cash used by operating activities	(52,537)	(572,179)	(747,881)

INVESTING ACTIVITIES
Other assets	(4,072)	(39,622)	(49,222)

Cash used by investing activities	(4,072)	(39,622)	(49,222)

FINANCIAL ACTIVITIES
Proceeds from notes payable-shareholders,net	16,931	3,019	43,778
Issuance of common stock for cash	40,000	477,000	748,500

Cash provided by financing activities	56,931	480,019	792,278

NET INCREASE (DECREASE) IN CASH	322	(131,782)	4,825

CASH BALANCE BEGINNING OF PERIOD	4,503	136,285	0

CASH BALANCE END OF PERIOD	$4,825	$4,503	$4,825

Supplemental Disclosures of Cash Flow Information:
Interest	$0	$0	$0

The accompanying notes are an integral part of these statements

VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

NOTE A – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING  POLICIES

1.	Nature of Operations/ Basis of Presentation

Nature of Operations
VANITY EVENTS HOLDING, INC .   (the “Company”), was organized as a Delaware Corporation on August 25, 2004, and is in the business of licensing and promotions through its group of touring swimsuit models. The Company is a development stage entity that provides entertainment and attracts attention at events, including swimsuit competitions, calendar signings, and auto shows.

Basis of Presentation and Accounting Estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash are considered to be cash equivalents. During the period from August 25, 2004 (date of inception) thru December 31, 2007, the Company had no cash equivalents.

4.	Other Assets

Trade marks and photographs are stated at cost and are to be amortized  over their estimated useful lives.

VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

NOTE A – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING  POLICIES (continued)

4.	Other Assets

The estimated service lives of  trade marks and photographs  are principally as follows:

Trade marks	10-15 years

Photographs	5- 7 years

         As of December 31, 2007, the other assets have not been placed in use so there has not been any amortization expensed.

VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2007

NOTE A – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING  POLICIES (continued)

5.	Advertising Cost

Advertising cost are expensed as incurred. Advertising expense totaled $ 3,000 and $ 6,675 for the years ended December 31, 2007 and 2006 and $ 13,162 from August 25, 2004 (date of inception) to December 31, 2007.

6.	Recently Enacted Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material affect on the accompanying financial  statements.

7.	Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes. Actual results could differ materially from these estimates.

    On an ongoing basis, the Company evaluates its estimates, including those related to revenue recognition, accounts receivable allowance, fair value of investments, fair value of acquired intangible assets and goodwill, useful lives of intangible assets and property and equipment, deemed value of common stock for the purpose of determining stock-based compensation, and income taxes, among others. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

The Company’s board of directors determines the fair market value of the Company’s common stock in the absence of a public market for these shares.

VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2007

8.        Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, short-term investments, accounts receivable, accounts payable and accrued liabilities, approximate fair value because of their short maturities.

NOTE B—GOING CONCERN/DEVELOPMEMT STAGE ENTITY

 The Company is a development stage Company and has not commenced planned principal operations. The Company had no significant revenues and has incurred losses of $765,810 for the period August 25, 2004 (inception) to December 31, 2007. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

 There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

 The accompanying financial statements do not include any adjustments related to the recoverability of classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE C--LOSS PER SHARE

           The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented. Diluted loss per common share is the same as basic loss per common share as there are no potentially dilutive securities outstanding (options and warrants).

NOTE D - INCOME TAXES

           The Company  accounts for income taxes using the asset and liability method described in SFAS No. 109, “Accounting For Income Taxes”, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax basis of the Company’s assets and liabilities at the enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company recorded a deferred income tax asset for the effect of net operating loss carryforwards. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 31, 2007.

VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2007

NOTE E – RELATED PARTY TRANSACTIONS

The Company has two loans payable of $ 20,300 to RM Enterprises and $ 33,128 to a stockholder at December 31, 2007. The loans are non-interest bearing and are payable on demand.

The Company has no employment contracts in force as of December 31, 2007.

NOTE F – COMMON STOCK ISSUANCES

 As of December 31, 2004, the Company sold an aggregate of 1,000,000 for an aggregate cash consideration of $100 or for an average price of $.0001 per share.

As of December 31, 2005, the Company sold an aggregate of 16,698,103 shares of common stock for an aggregate of $231,400 or for an average cost $.014 per share.

As of December 31, 2006, the Company sold an aggregate of 3,494,000 for an aggregate cash consideration of $477,000 or for an average price of $.14 per share.

As of December 31, 2007, the Company sold an aggregate of 200,000 for an aggregate cash consideration of $40,000 or for an average price of $.02 per share.

VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2007

NOTE G - COMMITMENTS AND CONTINGENCIES

Lease agreements:

 The Company currently operates out of leased property located at 43 West 33 rd Street, Suite 600, New York, New York. The terms of the lease are month to month by a related party at a monthly lease cost of $1,000.

VANITY EVENTS HOLDING, INC.

INDEX TO FINANCIAL STATEMENTS

JUNE 30, 2008

VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

BALANCE SHEETS

	Unaudited
ASSETS	June 30,	December 31,
	2008	2007
CURRENT ASSETS
Cash and cash equivalents	$4,355	$4,825
Accounts receivable	23,514	0
Inventory	2,150	0

Total current assets	30,019	4,825

OTHER ASSETS
Trade mark	4,996	4,800
Photographs	44,422	44,422

Total other assets	49,418	49,222

TOTAL ASSETS	$79,437	$54,047

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$485	$0

Total current liabilities	485	0

LONG-TERM LIABILITIES
Loans payable-shareholders	144,428	53,428

Total long-term liabilities	144,428	53,428

STOCKHOLDERS’ EQUITY
Preferred stock authorized 5,000,000 shares, $.0001 par value each. At June 30, 2008 and December 31, 2007 there are no
shares outstanding	0	0
Common stock authorized 100,000,000 shares, $.0001 par value each. At June 30, 2008 and December 31, 2007 there are
and 21,392,103 shares outstanding, respectively	2,139	2,139
Additional paid in capital	746,361	746,361
Deficit accumulated during the development stage	(813,976)	(747,881)

Total stockholders’ equity (defiency)	(65,476)	619

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$79,437	$54,047

The accompanying notes are an integral part of these statements.

      VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

 STATEMENTS OF OPERATIONS
Unaudited

	For the six months ended		August 25, 2004, (inception)
	June 30, 2008	June 30, 2007	to June 30, 2008

Revenue	$29,376	$9,833	$160,132

Cost of Sales
Model and make-up cost	390	0	64,545

Total cost of sales	390	0	64,545

Gross profit	28,986	9,833	95,587

Operating Expenses
Salaries	1,407	20,315	66,868
Selling, general and administrative	93,674	13,489	844,289

Total operating expenses	95,081	33,804	911,157

Net loss from operations	(66,095)	(23,971)	(815,570)

Other income-interest	0	0	1,594

Net loss	$(66,095)	$(23,971)	$(813,976)

Basic and diluted loss per common share	$(.00)	$(.00)	$(.05)

Weighted average shares outstanding	21,392,103	21,292,103	15,625,270

The accompanying notes are an integral part of these statements

VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

STATEMENTS OF OPERATIONS
Unaudited

	For the three months ended
	June 30, 2008	June 30, 2007

Revenue	$5,588	$719

Cost of Sales
Model and make-up cost	45	0

Total cost of sales	45	0

Gross profit	5,543	719

Operating Expenses
Salaries	1,407	12,265
Selling, general and administrative	68,751	787

Total operating expenses	70,158	13,052

Net loss from operations	(64,615)	(12,333)

Other income (expenses)-interest	0	0

Net loss	$(64,615)	$(12,333)

Basic and diluted loss per common share	$(.00)	$(.00)

Weighted average shares outstanding	21,392,103	21,292,103

The accompanying notes are an integral part of these statements

VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY
Unaudited

	Common stock		Additional	Deficit Accumulated During Development
	Shares	Amount	Paid in Capital	Stage	Total

Issuance of common stock for cash	1,000,000	$100	$0	$0	100

Net income- inception to December 31, 2004				6,803	6,803

Balance at December 31, 2004	1,000,000	100	0	6,803	6,903

Issuance of common stock for cash	16,698,103	1,670	229,730		231,400

Net loss for the year ended December 31, 2005				(95,868)	(95,868)

Balance at December 31, 2005	17,698,103	1,770	229,730	(89,065)	142,435

Issuance of common stock for cash	3,494,000	349	476,651		477,000

Net loss for the year ended December 31, 2006				(601,329)	(601,329)

Balance at December 31,2006	21,192,103	2,119	706,381	(690,394)	18,106

Issuance of common stock for cash	200,000	20	39,980		40,000

Net loss for the year ended
December 31, 2007				(57,487)	(57,487)

Balance at December 31, 2007	21,392,103	$2,139	$746,361	$(747,881)	$619

Net loss for the six months ended June 30, 2008				(66,095)	(66,095)

Balance at June 30, 2008 (Unaudited)	21,392,103	$2,139	$746,361	$(813,976)	$(65,476)

The accompanying notes are an integral part of this statement.

VANITY EVENTS HOLDING, INC.
   ( A Development Stage Company)

 STATEMENTS OF CASH FLOWS
Unaudited

	For the six	For the six	August 25,
	months ended	months ended	2004, (inception)
	June 30, 2008	June 30, 2007	to June 30, 2008

OPERATING ACTIVITIES
Net loss	$(66,095)	$(23,971)	$(813,976)

Changes in operating assets and liabilities:
Accounts receivable	(23,514)		(23,514)
Inventory	(2,150)		(2,150)
Prepaid rent	0		0
Loan receivable	0		0
Accounts payable and accrued expenses	485		485

Cash used by operating activities	(91,274)	(23,971)	(839,155)

INVESTING ACTIVITIES
Other assets	(196)	0	(49,418)

Cash used by investing activities	(196)	0	(49,418)

FINANCIAL ACTIVITIES
Proceeds from notes payable-shareholders,net	91,000	22,547	144,428
Issuance of common stock for cash	0	0	748,500

Cash provided by financing activities	91,000	22,547	892,928

NET INCREASE (DECREASE) IN CASH	(470)	(1,424)	4,355

CASH BALANCE BEGINNING OF PERIOD	4,825	4,503	0

CASH BALANCE END OF PERIOD	$4,355	$3,079	$4,355

Supplemental Disclosures of Cash Flow Information:
Interest	$0	$0	$0

The accompanying notes are an integral part of these statements

 VANITY EVENTS HOLDING, INC.
   ( A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
June 30, 2008

NOTE A – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                    POLICIES

1.	Nature of Operations/ Basis of Presentation

Nature of Operations

VANITY EVENTS HOLDING, INC.   (the “Company”), was organized as a Delaware Corporation on August 25, 2004, and is in the business of licensing and promotions through its group of touring swimsuit models. The Company is a development stage entity that provides entertainment and attracts attention at events, including swimsuit competitions, calendar signings, and auto shows.

Basis of Presentation and Accounting Estimates

The accompanying interim unaudited  financial statements have been prepared in accordance with Form 10-Q instructions and in the opinion of management contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position as of June 30, 2008, and the  results of operations for the six months ended June 30, 2008 and 2007, and August 25, 2004 (inception) to June 30, 2008 and cash flows for the six months ended June 30, 2008 and 2007 and August 25, 2004 (inception) to June 30, 2008.  These results have been determined on the basis of generally accepted accounting principles and practices in the United States and applied consistently as those used in the preparation of the Company's 2007 Annual Report on Form 10-KSB.

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	Cash Equivalents

Investments having an original maturity of 90 days or less that are readily convertible into cash are considered to be cash equivalents. During the period from August 25, 2004 (date of inception)thru June 30, 2008, the Company had no cash equivalents.

     VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
June 30, 2008

NOTE A – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

4.	Other Assets

Trade marks and photographs are stated at cost and are to be amortized  over their estimated useful lives.

The estimated service lives of  trade marks and photographs  are principally as follows:

Trade marks	10-15 years
Photographs	5- 7 years

As of June 30, 2008, the other assets have not been placed in use so there has not been any amortization expensed.

5.	Advertising Cost

Advertising cost are expensed as incurred. Advertising expense totaled $ 1,500 and $ 0   for the six months ended June 30, 2008 and 2007 and $ 14,662 from August 25, 2004 (date of inception)to June 30, 2008.

VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (continued)
June 30, 2008

NOTE A – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

6.	Recently Enacted Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material affect on the accompanying financial statements.

7.    Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes. Actual results could differ materially from these estimates.

On an ongoing basis, the Company evaluates its estimates, including those related to revenue recognition, accounts receivable allowance, fair value of investments, fair value of acquired intangible assets and goodwill, useful lives of intangible assets and property and equipment, deemed value of common stock for the purpose of determining stock-based compensation, and income taxes, among others. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

The Company’s board of directors determines the fair market value of the Company’s common stock in the absence of a public market for these shares.

VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (continued)
June 30, 2008

8.  Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, short-term investments, accounts receivable, accounts payable and accrued liabilities, approximate fair value because of their short maturities.

NOTE B—GOING CONCERN/DEVELOPMEMT STAGE ENTITY

The Company is a development stage Company and has not commenced planned principal operations. The Company had no significant revenues and has incurred losses of $813,976 for the period August 25, 2004 (inception) to June 30, 2008. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability of classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

NOTE C--LOSS PER SHARE

The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented. Diluted loss per common share is the same as basic loss per common share as there are no potentially dilutive securities outstanding (options and warrants).

     VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (continued)
June 30, 2008

NOTE D - INCOME TAXES

The Company accounts for income taxes using the asset and liability method described in SFAS No. 109, “Accounting For Income Taxes”, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax basis of the Company’s assets and liabilities at the enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company recorded a deferred income tax asset for the effect of net operating loss carryforwards. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 31, 2007 and June 30, 2008.

NOTE E – RELATED PARTY TRANSACTIONS

The Company has two loans payable of $ 111,428 to RM Enterprises and $ 33,000 to a stockholder at June 30, 2008. The loans are non-interest bearing and are payable on demand.

The Company has no employment contracts in force as of June 30, 2008.

NOTE F – COMMON STOCK ISSUANCES

As of December 31, 2004, the Company sold an aggregate of 1,000,000 for an aggregate cash consideration of $100 or for an average price of $.0001 per share.

As of December 31, 2005, the Company sold an aggregate of 16,698,103 shares of common stock for an aggregate of $231,400 or for an average cost $.014 per share.

As of December 31, 2006, the Company sold an aggregate of 3,494,000 for an aggregate cash consideration of $477,000 or for an average price of $.14 per share.

As of December 31, 2007, the Company sold an aggregate of 200,000 for an aggregate cash consideration of $40,000 or for an average price of $.02 per share.

     VANITY EVENTS HOLDING, INC.
( A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (continued)
June 30, 2008

NOTE G - COMMITMENTS AND CONTINGENCIES

       Lease agreements:

The Company currently operates out of leased property located at 43 West 33rd Street, Suite 600, New York, New York. The terms of the lease are month to month by a related party at a monthly lease cost of $1,000.